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                                                                  EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nova Holdings, Inc. and its Subsidiaries Stock Option and Restricted Purchase Plan, as amended and restated, the Accredo Health, Incorporated 1999 Employee Stock Purchase Plan and the Accredo Health, Incorporated Long-Term Incentive Plan of our reports dated (i) August 12, 1998, except for Notes 1, 2 and 3 as to which the date is March 21, 1999, with respect to the consolidated financial statements and schedule of Accredo Health, Incorporated, (ii) August 30, 1996, with respect to the financial statements and schedule of Nova Factor, Inc., (iii) July 30, 1998, with respect to the financial statements of Horizon Health Systems, Inc., (iv) August 21, 1998, with respect to the financial statements and schedule of Texas Health Pharmaceutical Resources, and (v) March 19, 1999, with respect to the financial statements and schedule of Children's Memorial Home Hemophilia Services, included in its Registration Statement (Form S-1 No. 333-62679) filed with the Securities and Exchange Commission on September 1, 1998, as amended.

                                                     /s/ Ernst & Young LLP

Memphis, Tennessee
April 13, 1999